WORLD TRUST
Registration Number 811-07399

                                 EXHIBIT INDEX

Exhibit 17:     Financial Data Schedules

Exhibit 19(a): Trustees' Power of Attorney to sign Amendments to this Registration Statement, dated January 8, 1997.